UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2011

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2011 annual meeting of stockholders of LeapFrog Enterprises, Inc. (the “Company” or “we”, “us” or “our”), held on June 2, 2011, the stockholders approved the LeapFrog Enterprises, Inc. 2011 Equity Incentive Plan (the “2011 EIP”). As a result, the 2011 EIP, which was adopted by the Board of Directors of the Company (the “Board”) on March 17, 2011, subject to the approval of our stockholders, became effective on June 2, 2011 (the “Effective Date”). The 2011 EIP provides for the grant to employees, consultants and directors of the Company and its affiliates of (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock units, (vi) performance stock awards, (vii) performance cash awards, and (viii) other stock awards.

As of the Effective Date, a total of 6,000,000 newly approved shares of Class A common stock of the Company were available for grant under the 2011 EIP, and any shares remaining available for new grants under the Company’s Amended and Restated 2002 Equity Incentive Plan (the “Prior Plan”) on the Effective Date became available for issuance under the 2011 EIP. In addition, any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired or withheld to satisfy a tax withholding obligation or as consideration for the exercise of a stock option shall become available for issuance pursuant to awards granted under the 2011 EIP. Following the Effective Date, no new equity awards will be granted under the Company’s Prior Plan.

The number of shares available for issuance under the 2011 EIP shall be reduced by (i) one share for each share of common stock issued pursuant to a stock option or stock appreciation right under the 2011 EIP, and (ii) two (2) shares for each share of common stock issued pursuant to a restricted stock award, restricted stock unit award, performance stock award, or other non-option stock award granted under the 2011 EIP.

A more detailed description of the material terms of the 2011 EIP and the text of the 2011 EIP were included in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 20, 2011 (File No. 001-31396).

The brief description of the 2011 EIP above and the portions of the Proxy Statement containing a description of the 2011 EIP are not intended to be complete and are qualified in their entirety by reference to the full text of the 2011 EIP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2011, the Company held its 2011 annual meeting of stockholders (the “Annual Meeting”). The following proposals were submitted to and acted on by the stockholders at the Annual Meeting:

•	Proposal 1: Election of our Board’s nine nominees for director to serve for the ensuing year and until their successors are elected.

•	Proposal 2: Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

•	Proposal 3: Approval, in a non-binding advisory vote, of the compensation of our named executive officers, as disclosed in our Proxy Statement.

•	Proposal 4: Selection, in a non-binding advisory vote, of the preferred frequency of named executive officer compensation votes.

•	Proposal 5: Approval of the 2011 EIP.

The foregoing proposals are described in more detail in our Proxy Statement. Holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock and holders of our Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

The final results for the votes regarding each proposal are set forth below:

Proposal 1

The following directors were elected to our Board by the following votes:

Nominee	For	Authority Withheld	Broker Non-Vote
John Barbour	208,416,185	5,457,519	12,642,563
William B. Chiasson	208,342,714	5,530,990	12,642,563
Thomas J. Kalinske	208,346,638	5,527,066	12,642,563
Paul T. Marinelli	205,839,257	8,034,447	12,642,563
Stanley E. Maron	211,664,304	2,209,400	12,642,563
E. Stanton McKee, Jr.	211,923,171	1,950,533	12,642,563
David C. Nagel	209,663,992	4,209,712	12,642,563
Philip B. Simon	204,298,346	9,575,358	12,642,563
Caden Wang	211,927,587	1,946,117	12,642,563

Proposal 2

The proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011 was ratified by the following vote:

For	Against	Abstained
216,973,756	9,476,409	66,102

Proposal 3

The compensation of our named executive officers, as disclosed in our Proxy Statement, was approved by the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes
212,311,550	1,166,699	394,455	12,642,563

Proposal 4

The preferred frequency of named executive officer compensation votes selected by our stockholders was “Three Years”, pursuant to the following non-binding advisory vote:

3 Years	2 Years	1 Year	Abstained	Broker Non-Votes
193,669,533	53,085	19,752,419	398,667	12,642,563

The Company has determined in light of the foregoing vote that it is the policy of the Company to, and the Company shall, include an advisory vote of the stockholders on executive compensation in the Company’s proxy materials every three years until the next required vote on the frequency of stockholder votes on the compensation of executives.

Proposal 5

The 2011 EIP was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
196,140,714	17,097,135	635,855	12,642,563

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	LeapFrog Enterprises, Inc. 2011 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

	By:	/s/ Mark A. Etnyre
Date: June 6, 2011		Mark A. Etnyre
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	LeapFrog Enterprises, Inc. 2011 Equity Incentive Plan